LEASE AGREEMENT                                  LEASE#: 210324-01

        LESSEE

        Commercial Concepts, Inc.
        Billing Address - 324 South 400 West Suite B
        Salt Lake City UT 84101
        County: Salt Lake

        VENDOR/SUPPLIER

        Visual Technology
        47 Bearcat Drive
        Salt Lake City UT 84115

        EQUIPMENT DESCRIPTION.

        Attach separate Addendum if needed.
        Quantity Type, Make, Model & Serial Number

                           SEE ATTACHED EQUIPMENT LIST

EQUIPMENT LOCATION. Complete only if equipment will not be located at Lessee's address above.
Address SAME AS ABOVE
County:

SCHEDULE OF LEASE PAYMENTS

 Lease Term   Number of     Amount of Each Lease Payment      Number of      Administrative  Security   Initial Amount
  (Months)    Payments                                        Prepayment           Fee        Deposit         Due
                            Rental    Tax    Total Payment
-----------------------------------------------------------------------------------------------------------------------
    60          60          $143.70  $9.12     $152.82           2              $145.00       $0.00         $450.64

  Payment Due Date Interim Rent will be billed and calculated as follows: (Monthly Rental Payment divided by 30 days = Daily
                    Rate) x (# of Days Between)

   1st  15th   11-15-99 (Acceptance Date And First Payment Date) = Total Interim
                        Rental

THIS LEASE IS SUBJECT TO THE TERMS AND CONDITIONS PRINTED HEREON AND ON THE FOLLOWING PAGES, ALL OF WHICH ARE MADE A PART HEREOF AND WHICH LESSEE ACKNOWLEDGES HAVING READ. PLEASE READ CAREFULLY BEFORE SIGNING. THIS LEASE AGREEMENT, WHICH CONSISTS OF 4 PAGES, IS NOT BINDING UNTIL ACCEPTED BY LESSOR

              THIS IS A NON-CANCELABLE LEASE FOR THE TERM INDICATED

Lessor, hereby Leases to the Lessee, and Lessee hereby hires and takes from Lessor all property described in this agreement or hereafter and made a part hereof

1. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Lessor and Lessee. No oral agreement, guaranty, promise, condition, representation or warranty shall be binding on Lessor. All prior conversations, agreements or representations related hereto and/or to said equipment are integrated herein. No modification hereof shall be binding unless in writing and signed by Lessor.

2. REPRESENTATIONS. Lessee acknowledges that no salesman or agent of the supplier of the equipment is authorized to waive or alter any term or condition of this Lease and no representation as to the equipment or any matter by the supplier shall in any way effect the Lessee's duty to pay the Lease payments and perform its other obligations as set forth in this Lease.

3. STATUTORY FINANCE LEASE. Lessee agrees and acknowledges that it is the intent of both parties to this Lease that it qualify as a statutory finance Lease under
Article 2A of the Uniform Commercial Code. Lessee acknowledges and agrees that Lessee has selected both: (1) the equipment; and (2) the supplier from whom Lessor is to purchase the equipment. Lessee acknowledges that Lessor has not participated in any way in Lessee's selection of the equipment or of the supplier, and Lessor has not selected, manufactured, or supplied the equipment. LESSEE IS ADVISED THAT IT MAY HAVE RIGHTS UNDER THE CONTRACT EVIDENCING THE LESSOR'S PURCHASE OF THE EQUIPMENT FROM THE SUPPLIER CHOSEN BY LESSEE AND THAT LESSEE SHOULD CONTACT THE EQUIPMENT SUPPLIER FOR A DESCRIPTION OF ANY SUCH RIGHTS.

4. ASSIGNMENT BY LESSEE PROHIBITED WITHOUT LESSOR'S PRIOR WRITTEN CONSENT. LESSEE SHALL NOT ASSIGN THIS LEASE OR ANY INTEREST THEREIN, OR SUBLEASE THE, EQUIPMENT, OR PLEDGE OR TRANSFER THIS LEASE, OR OTHERWISE DISPOSE OF THE EQUIPMENT COVERED HEREBY.

5. APPLICABLE LAW AND VENUE. ALL MATTERS INVOLVING THE CONSTRUCTION, VALIDITY, PERFORMANCE, OR ENFORCEMENT OF THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON. LESSEE CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON AND AGREES THAT AT LESSOR'S SOLE OPTION, JURISDICTION AND VENUE (LOCATION) FOR ANY DISPUTE, SUIT OR ACTION ARISING UNDER OR IN RELATION TO THE LEASE, AND ALL DOCUMENTS EXECUTED IN CONNECTION THEREWITH, SHALL BE IN PIERCE COUNTY, STATE OF WASHINGTON. LESSOR SHALL HAVE THE OPTION OF COMMENCING AN ACTION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND PARTIES TO THE TRANSACTION.

FPLA 02/99      CONTINUED ON FOLLOWING PAGES    Page 1 of 4 Page Lease Agreement

6. NO WARRANTY. Lessee has selected equipment and the supplier thereof Lessor, not being the manufacturer of the equipment, nor manufacturer's agent, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS FOR A PARTICULAR USE OR OTHERWISE, QUALITY, DESIGN, CONDITION. CAPACITY, SUITABILITY, MERCHANT ABILITY OR PERFORMANCE OF THE EQUIPMENT OR OF THE MATERIAL OR WORKMANSHIP THEREOF, IT BEING AGREED THAT THE EQUIPMENT IS LEASED "AS IS" AND THAT ALL SUCH RISKS, AS BETWEEN THE LESSOR AND THE LESSEE, ARE TO BE BORNE BY THE LESSEE AT ITS SOLE RISK AND EXPENSE. Lessee accordingly agrees not to assert any claim whatsoever against the Lessor based thereon. In addition, Lessee waives any and all rights and remedies conferred by UCC 2A-508 through 2A-522, including, but not limited to, the Lessee's right to (a) cancel or repudiate the lease; (b) reject or revoke acceptance of the Leased property; (c) deduct from rental payments all or any part of any claimed damages resulting from the Lessor's default under the Lease; (d) recover from the Lessor any general, special, incidental, or consequential damages, for any reason whatsoever. Lessee further waives any and all rights, now or hereafter conferred by statute or otherwise, that may require the Lessor to sell, re-lease, or otherwise use or dispose of the Leased property in utilization of the Lessor's damages or that may otherwise limit or modify any of the Lessor's rights or remedies hereunder.

7. TERM. The initial term of this lease is set forth on the first page of this lease agreement. The term begins upon which of the following dates is earlier:

         (a) the date Lessee requests Lessor to male payment to the Supplier; or
(b) the Acceptance Date as indicated on the Inspection/Verification Certificate.

8. LEASE PAYMENT-SECURITY DEPOSIT. The lease payments for the equipment leased shall be in the amount designated in the schedule of payments and shall commence on the indicated payment due date immediately following the equipment acceptance date. Lessee shall pay Lessor said lease payments on or before the due date and at the office of Lessor or to such other person or place as Lessor may designate in writing. Lessee agrees to pay pro rata rental (based on the monthly lease payments) for the period from the Acceptance Date, indicated on the Inspection/Verification Certificate, to the due date of the first payment. Said pro rata rental shall be in addition to the first payment and shall be made simultaneously with the first payment. Prepayments are credited with one payment being applied to the first month's rental and any other prepayment(s) are applied to the last month(s) rental(s). The security deposit as designated in the Lease shall remain as security for performance of the terms and conditions of the Lease and shall remain with the Lessor until termination of the Lease, absent breach of any terms of the Lease b), Lessee unless otherwise agreed to in writing by both parties.

9. LATE CHARGES AND COLLECTION CHARGES. A late charge of l0% of the total monthly lease payment or $10, whichever is greater, will be assessed, when a payment is not received within l0 days of the due date. An additional late charge will be assessed for each month a payment remains unpaid. If Lessee's delinquency requires additional collection efforts, a charge will be assessed in accordance with Lessees collection charge schedule.

10. LOCATION AND USE OF EQUIPMENT. Lessee shall keep the equipment at the location designated in the Lease, unless Lessor in writing permits its removal. Said equipment shall be used solely in the conduct of Lessee's business and Lessee warrants that property leased is for commercial or business purposes and not for consumer, personal, home or family purposes.

11. ARBITRATION. Any controvers or claim arising out of this lease or the breach thereof may at the option of the Lessor be settled by arbitration in accordance with the LAWS OF THE STATE OF WASHINGTON and judgment upon the award rendered by the arbiter(s) may be entered in any court having jurisdiction thereof Arbitration shall be held in the City of Tacoma, State of Washington.

12. SURRENDER OF EQUIPMENT. At the expiration of this lease, or upon demand by Lessor pursuant to Paragraph l9 of this lease, Lessee at its expense shall return the equipment in proper working order, condition and repair by delivering it packed and ready for shipment to such place or on board such carrier as Lessor may specify. WARNING: FAILURE TO PROMPTLY RETURN THE LEASED PROPERTY MAY RESULT IN CRIMINAL PROSECUTION AND/OR ADDITIONAL RENTAL CHARGES, ON A MONTH TO MONTH BASIS, UNTIL THE EQUIPMENT IS RECOVERED BY THE LESSOR.

13. NOTICES. Services of all notices under this agreement shall be sufficient if given personally or mailed to Lessor at 3901 Plaza, 3901 S. Fife St., P.O. Box I 1 309, Tacoma, Washington, 98411-0309, or to Lessee at Lessee's last known address or at such other address as a party may provide in writing from time to time. Any such notice mailed to such address shall be effective when deposited in the United States mail duly addressed and postage prepaid.

14. LIABILITY AND INDEMNITY-LOSS AND DAMAGE. Lessee shall indemnify and hold Lessor harmless from any and all injury to or loss of the equipment from whatever cause, and from all liability arising out of the manufacture, selection, operation, use, maintenance, or delivery thereof, including attorney's fees. In the event of loss or damage of any kind whatsoever to the equipment, or to any part thereof, Lessee, at the option of the Lessor, shall
(a) Replace the same in good condition, repair and working order; or (b) Replace the same with like property of the same or greater value: provided, however, at Lessee's option, the remaining obligation of the lease can be satisfied by the payment of the remaining unpaid lease payments and the estimated value of the equipment at the expiration of the lease, and other amounts due under the lease, less the net amount of the recovery, if any, actually received by the Lessor from insurance or otherwise for such loss or damage. Lessor shall not be obligated to undertake by litigation or otherwise the collection of any claim against any person for loss or damage of the equipment. Except as expressly provided in this paragraph, total or partial destruction of any equipment or total or partial loss of use or possession thereof to Lessee shall not release or relieve Lessee from the duty to pay the lease payments herein provided.

15. INSURANCE. Lessee, at its own expense, shall keep said equipment insured for the full term of this lease and any renewals or extensions thereof, for the full insurable value thereof against all risks of loss or damage, and against such other risks in such amounts as Lessor may specify, including liability insurance, with limits not less than $500,000 (bodily injury and property damage) combined single limit. Provided, however, in those instances where Lessee is leasing equipment defined by Lessor as "mobile equipment," Lessee shall procure and maintain, for the full lease term, all risk physical damage insurance as opposed to insurance against fire and theft, with extended or combined coverage. All insurance policies must provide that no cancellation shall be effective without thirty (30) days' prior written notice to Lessor. Lessee shall deliver to Lessor the policies or evidence of insurance with a standard form of endorsement attached thereto showing Lessor to be named as an additional insured, together with receipts for the premiums thereunder. Lessee shall, at the request of Lessor, name as Loss Payee such party who may have a security interest in the equipment.

16. LESSEE'S FAILURE TO PAY TAXES, INSURANCE, ETC. Should Lessee fail to make any payment or do any act as herein provided, then Lessor shall have the right, but not the obligation, without notice to or demand upon Lessee, and without releasing Lessee from any obligation hereunder, to make or do the same and to pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of lessor appears to affect the equipment, and in exercising such rights, liability and expend whatever amounts in its absolute discretion it may deem necessary therefore. Should Lessee fail to provide Lessor the policies or evidence of insurance described herein, Lessee shall be assessed as to Lessor's purchase of insurance and also agrees that a charge therefore will be paid by the Lessee. All sums so incurred or expended by Lessor shall be without demand immediately due and payable by Lessee and shall bear interest at eighteen Percent per annum if not prohibited by law, otherwise at the highest legal contract rate. 16. OWNERSHIP. The equipment is and shall be at all times the sole and exclusive property of Lessor. This lease and the equipment described here in may be subject to a preexisting security agreement in favor of a bank, or another financial institution.

17. AUTHORITY TO SIGN. If Lessee is a partnership or corporation, the person signing the Lease on behalf of such partnership or corporation hereby warrants that (s)he has full authority from the partnership or corporation to sign this lease and obligate the partnership or corporation.

FPLA 02J99       CONTINUED ON FOLLOWING PAGES   Page 2 of 4 Page Lease Agreement

19.     DEFAULT-REMEDIES.
a)    An event of default shall occur if.

         (1) Lessee fails to pay any Lease installment and such failure continues for a period of ten (10) days-,

         (2)      Lessee  shall  fail  to  perform  or  observe  any   covenant,
                  condition or obligation to be performed or observed by it hereunder and such failure continues uncured for fifteen (15) days;

         (3) Lessee becomes insolvent or makes an assignment for the benefit of creditors;

         (4) Lessee applies for or consents to the appointment of a receiver, trustee or liquidator of Lessee, or of all or a substantial part of the assets of Lessee, or if such receiver, trustee or liquidator is appointed without the application or consent of Lessee, or to the extent permitted by law, if a petition is filed by or against the lessee under the bankruptcy act, or any amendment thereto (including without limitation a petition for reorganization, arrangement or extension) or under any other insolvency law or laws providing for relief of debtors,

         (5) Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet the equipment or any item thereof. Lessee agrees it will not replace or substitute the equipment described herein for any reason whatsoever without first obtaining Lessor's consent. Failure to obtain Lessor's consent will constitute a default on part of the Lessee. Further, the term "equipment" shall include any and all replacement or substituted equipment, whether or not such replacement or substitution occurred with lessor's consent.

b) Upon the occurrence of an event of default, Lessor shall have the right to exercise any one or more of the following remedies:

        (1) To declare the entire unpaid lease payments and other sums payable by Lessee hereunder to be immediately due and payable:

        (2) Cause Lessee, at Lessee's expense, promptly to return any or all of the equipment to Lessor, all without demand or legal process, and to allow Lessor to enter into the premises where the equipment may be found and take possession of or remove the same, whereupon all rights of the Lessee in the equipment shall terminate absolutely and

         (i)      Retain the equipment and all lease payments made hereunder, or

         (ii) Retain all prior lease payments and sell the equipment at public or private sale, with or without notice to Lessee. The sale price, less 10% for selling costs, will be credited against the remaining unpaid lease payments, unpaid late charges, estimated value of equipment at the expiration of the lease, charges for retaking, storage, repairing and reselling the equipment, reasonable attorney's fees incurred by the Lessor and other amounts due under the lease. The Lessee shall remain liable for the deficiency and any surplus remaining after such application of proceeds of sale shall be paid to the Lessee, or to whosoever may be lawfully entitled to receive the same; or

         (iii) Retain the equipment and all prior payments, with the Lessee remaining liable for the unpaid lease payments, unpaid late charges, charges for retaking and restoring equipment to proper order and working condition, reasonable attorney's fees incurred by Lessor, together with other amounts due under the Lease; or

         (iv) Lease the equipment, or any portion thereof, for such period, rental, and to such persons as Lessor shall select, and credit Lessee with an amount equal to Lessor's capital cost of this new lease, less ten percent (10%) after declaring all costs and expenses incurred in connection with the recovery, repair, storage and leasing of the equipment in payment of the lease and other obligations due from Lessee to Lessor hereunder, Lessee remaining responsible for any deficiency. It is agreed that the amounts to be retained by the Lessor and the balance to be paid by the Lessee under this paragraph (2) shall not be a penalty but shall be as and for liquidated damages for the breech of this lease and as reasonable return for the use of the equipment and for the depreciation thereof.

      (3)    Lessor may pursue any other remedy at law or in equity.

      (4) No remedy hereon conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided, but shall be cumulative and in addition to every other remedy available to lessor.

20. ATTORNEY'S FEES AND EXPENSE. In the event the Lessor is required to retain an attorney to assist in the enforcement of its rights under this lease agreement, it shall be entitled to a reasonable attorney's fee, in addition to costs and necessary disbursements, whether or not suit becomes necessary.

21. MAINTENANCE AND REPAIR. Lessor shall not be obligated to install, erect, test, adjust, service or make repairs or replacements to the equipment. Lessee shall not incur for Lessor's account or liability any expense therefore without Lessor's prior written consent. Lessee shall bear the expense of all necessary repairs, maintenance, operation, and replacements required to be made to maintain the equipment in proper working condition, reasonable wear and tear excepted.

22. OPERATION OF EQUIPMENT. Lessee shall cause the equipment to be operated by competent employees only, and shall pay all expenses of operation. Lessee shall comply with all laws and regulations relating to ownership, possession, operation, use and maintenance of the equipment. Lessee shall hold Lessor harmless from any and all actual or asserted violations of the aforesaid covenant.

23. TAXES. Lessee shall pay and discharge all sales, use, property and other tax or taxes now or hereafter imposed by any state, federal or local government upon the equipment based upon the ownership, leasing, renting, sale, possession or use thereof, whether the same be assessed to Lessor or Lessee, together with any penalties or interest in connection therewith, and will, from time to time, on request of Lessor, submit written evidence of the payment of all the governmental obligations mentioned in this paragraph. The Lessor will, on any property tax returns required to be filed by it, include the property covered by this lease or any substitution or additions thereto as property in the possession of Lessee for purposes of tax assessments.

24. LESSOR'S ASSIGNMENT. Lessor may assign the lease payments reserved herein or all or any of Lessor's other rights hereunder. After such assignment, Lessee waives any right Lessee may have to claim or assert any defenses, setoffs or counterclaims against assignee of the Lessor. Lessee will settle all claims arising out of alleged breach of warranties, defenses, setoffs and counterclaims it may have against Lessor directly with Lessor and not set up any such against Lessor's assignee. An assignee of lessor shall not be obligated to perform any of Lessor's obligations under this lease. Lessee, on receiving notice of any such assignment, shall abide thereby and make payment as may therein be directed. Following such assignment, solely for the purpose of determining assignee's rights hereunder, the term Lessor shall be deemed to include or refer to Lessor's assignee. Lessee acknowledges that the equipment may be subject to a security interest which is prior to Lessors interest in the equipment.

25. PERSONAL PROPERTY. The equipment is, and shall at all times be and remain personal property, notwithstanding that the equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereon, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise. Lessee shall obtain the necessary permission from the owner of any real property where the equipment is to be affixed to the realty or be deemed a fixture in order that said leased property shall at all times be severable and removable therefrom by the Lessor, free of any right, title, claim or interest of the property owner and of the Lessee except as herein provided. The equipment shall at all times remain the property of lessor.

26. LESSOR'S ENCUMBRANCE. In the event Lessor defaults in the payment of any surn to be paid pursuant to any conditional sales contract, chattel mortgage or purchase money security agreement, Lessee may pay the lease payment to the holder of said encumbrance after notice of default, and to the extent thereof such payment shall constitute payment of the lease payment to Lessor.

27. FINANCIAL STATEMENTS. The Lessor may require from time to time, and Lessee agrees to furnish, statements setting forth the current financial condition and operations of Lessee.

28. MISCELLANEOUS. Lessee will not change or remove any insignia or lettering on the equipment and shall conspicuously identify each item of the leased equipment by suitable lettering thereto to indicate Lessor's ownership. All transportation charges shall be born by Lessee. Lessee waives all rights under all exemption laws. Lessee admits the receipt of a true copy of this lease. This lease is irrevocable for the full term hereof and for the aggregate lease payments herein reserved, and the lease payments shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by Lessor or for any other reason. Delinquent lease installments and other sums due under " lease shall bear interest at eighteen percent (I 81/o) per annum if not prohibited by law, otherwise at the highest lawful contract rate. Lessee gives Lessor permission to give credit reporting agencies, creditors and potential creditors information relating to any credit Lessor may grant Lessee. Lessor, at its option, may utilize this lease as a UCC financial statement for filing purposes. Lessee grants to Lessor a specific power of attorney for Lessor to use to sign and file on Lessee's behalf any document Lessor deems necessary to perfect or protect Lessor's interest in the equipment or persuant to the Uniform Commercial Code. If Lessor is required by law to discount any unpaid lease payment or other sums payable by Lessee hereunder, then the parties hereto agree that the discount rate used shall be five percent (5%) annually. If any provision of this Lease is held to be contrary to law, such provision shall be disregarded and the remainder of this agreement shall be enforceable according to its terms.

FPLA 02/99       CONTINUED ON FOLLOWING PAGES   Page 3 of 4 Page Lease Agreement

                                    GUARANTEE

LSE#210324-01

         To induce Lessor to enter into a Lease with Commercial Concepts, Inc. ("Lessee"), the undersigned Guarantor unconditionally guarantees to Lessor the prompt payment when due of all Lessee's obligations to Lessor under the lease. Lessor shall not be required to proceed against the Lessee or the equipment or enforce any other remedy before proceeding against the undersigned The undersigned waives notice of acceptance hereof and all other notices or demand of any kind to which the undersigned may be entitled. The undersigned consents to any extensions or modifications granted to Lessee and the release and/or compromise of any obligations of Lessee or any other obligors and guarantors without notice and without in any way releasing the undersigned from his or her obligations hereunder. Guarantor waives any right to require Lessor to apply payments in a certain manner and acknowledges that Lessor may apply payments received in the fashion most advantageous to the Lessor. Furthermore, Guarantor waves any and all claims against the Lessee, by litigation or otherwise, until such time as Lessee's obligations to Lessor are fully and finally satisfied. This is a continuing guarantee and shall not be discharged, impaired or affected by death of the undersigned or the existence or nonexistence of the Lessee as a legal entity. This continuing Guarantee shall bind the heirs, administrators, representatives, successors, and assigns of undersigned and may be enforced by or for the benefit of any assignee or successor of Lessor.

         The provisions of this Lease Guarantee shall extend to and apply to all the obligations of the Lessee under all lease agreements executed by Lessee for the benefit of Lessor, whether executed before or after the date of this guarantee, and whether set forth in separate lease agreements, schedules, applications, orders or collateral documents (all of which shall be referred to herein, both individually and collectively, as the 'Lease Agreement'). The execution of this Lease Guarantee shall not extinguish, release or waive any obligations, promises, or guarantees contained in any Lease Guarantee previously executed by Guarantor for the benefit of the Lessor. The undersigned agrees to pay a reasonable attorney's fee, and all other costs and expenses incurred by the Lessor or its successors or assigns in the enforcement of the Guarantee, whether or not a lawsuit is started.

         If Guarantor resides in a Community Property state, any married person signing this Lease Guarantee warrants that he or she has the authority to bind and obligate his or her marital community and that by signing, his or her marital community is obligated hereunder. Further, by signing this Guarantee it is agreed that recourse may be against both his or her separate property and the property of his or her marital inmunity on account of all of his or her obligations hereunder.

         Law Which Applies

         THIS AGREEMENT IS GOVERNED BY WASHINGTON LAW. GUARANTOR CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON AND AGREES NOT TO CLAIM THAT PIERCE COUNTY, WASHINGTON IS AN INCONVENIENT PLACE FOR TRIAL. AT LESSOR'S SOLE OPTION, JURISDICTION AND VENUE (LOCATION) FOR ANY DISPUTE, SUIT OR ACTION ARISING UNDER OR IN RELATION TO THIS AGREEMENT, AND ALL DOCUMENTS EXECUTED IN CONNECTION THEREWITH, SHALL BE IN PIERCE COUNTY, STATE OF WASHINGTON. GUARANTOR WAIVES THE RIGHT OF JURY TRIAL. LESSOR SHALL HAVE THE OPTION OF COMMENCING AN ACTION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND PARTIES TO THE TRANSACTION.

         Whole Agreement

         This guarantee contains the entire understanding between Lessor and Guarantor.

               (No Title)  /s/ George E. Richards     (No Title)

               Date  11/02/99                         Date
               Home Phone
               (No Title)                             (No Title)

               Date                                   Date
               Home Phone                             Home Phone

                      DELIVERY AND ACCEPTANCE AUTHORIZATION

         Lessee's signature authorizes Lessor to verify by phone with a representative of Lessee the date the Equipment was accepted by the Lessee-, the Equipment description, including the serial numbers; the schedule of lease payments; that all necessary installation has been completed; that the Equipment has been examined by Lessee and is in good operating order and condition and is in all respects satisfactory to Lessee and that Equipment is accepted by Lessee for all purposes under the Lease. This information will be recorded on an Inspection Verification Certificate, a copy of which will be forwarded to Lessee upon completion by Lessor. Lessee hereby authorizes Lessor to either insert or correct the Lessor and/or Vendor name(s), Equipment description, Equipment location and schedule of Lease payments. Lessee hereby authorizes Lessor to mail the payment to the Vendor upon completion of the Inspection Verification Certificate.

           LESSEE Commercial Concepts, Inc.

           /s/ George E. Richards                    11/2/99
          President & Individually                    Date


         FPGO016-02/98                          Page 4 of 4 Page Lease Agreement

                                       ADDENDUM TO LEASE

                              PURCHASE AND JURISDICTION AGREEMENT

Lease No.:     -210324-01

Lease Date:     11-10-99


1. PURCHASE AGREEMENT

Upon termination of the above referenced lease, and provided Lessee is not in default under the terms of the lease:

         Lessor agrees to sell, and Lessee hereby agrees to purchase the equipment described in the above referenced lease for a purchase price of $1.00 plus any applicable taxes and other sums due under the lease. Lessor and Lessee agree to this modification to paragraph 17 of the Lease Agreement and further agree to treat the lease as a financial transaction.

2. JURISDICTION AGREEMENT

THIS LEASE IS MADE IN THE STATE OF WASHINGTON AND IS NOT VALID UNTIL ACCEPTED BY LESSOR IN TACOMA, WASHINGTON. EXCEPT AS TO LOCAL RECORDING STATUTES, THE PARTIES EXPRESSLY AGREE THAT THE LEASE, LEASE RATES, RENTAL RATES, FINANCE CHARGES, EACH GUARANTY, ALL DOCUMENTS EXECUTED IN CONNECTION WITH SAME, AND THE RIGHTS AND LIABILITIES OF THE PARTIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON. FURTHER, THE LESSEE AGREES THAT THE COURTS OF THE STATE OF WASHINGTON SHALL HAVE JURISDICTION OF ALL SUITS AND ACTIONS ARISING OUT OF THE LEASE, AND ALL DOCUMENTS EXECUTED IN THE CONNECTION THEREWITH, AND THAT VENUE OF ANY SUCH ACTION OR SUIT SHALL BE TN PIERCE COUNTY, STATE OF WASHINGTON.

LESSOR SHALL HAVE THE OPTION OF COMMENCING AN ACTION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND PARTIES TO THE TRANSACTION.

A FACSIMILE OF THIS AGREEMENT WITH SIGNATURE SHALL BE CONSIDERED TO BE AN ORIGINAL.

         LESSOR:                              LESSEE:
         Financial Pacific Leasing, LLC       Commercial Concepts, Inc.

         BY /s/ B. R. Mosler                  By  /s/ George E. Richards
           ----------------------------       ----------------------------
         ITS: Sponsor                         ITS: President

         DATE: 11-10-99                       DATE:  11-02-99

                                 EQUIPMENT LIST

LEASE NO.:        2103240-01

LEASE DATE:       11-10-99

Quantity      Description

      1       Canon Camcorder Serial # 2890800730

      2        Cannon Battery

      1        Camera BagKata

      1        Tripod, 501 Head, Sprdr, Bad Bogen (Manfotto)

      1        Canon Microphone Adapter

      5        Tape DV Mini 60 Min

  Lessor:                                     Lessee:
  Financial Pacific Leasing                   Commercial Concept

  By: /s/ B.R. Mosler                         By: /s/ George E. Richards
     ------------------------                    -------------------------
     Its: Sponsor                                Its:  President & Individually

     Date:   11-10 99                            Date: 11-02-99

FPEL002-299                                                          Page 1 of 1